February 28, 2020

VIA ELECTRONIC DELIVERY

Susan Alexander
[*]

Dear Susan:
Reference is made to your offer letter dated December 13, 2005 (“Offer Letter”), between you and Biogen Idec (now Biogen Inc., referenced herein as the “Company”). You and the Company hereby agree that, notwithstanding anything to the contrary in the Offer Letter or any other agreement between you and the Company, in the event of a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, you will not be entitled to receive any gross-up, reimbursement or other payment in respect of any taxes imposed on you under Section 4999 of the Code from the Company or any of its subsidiaries. You acknowledge that continued employment at the Company is sufficient consideration for this agreement.

This agreement sets forth the entire agreement between you and the Company, and supersedes all prior and contemporaneous communications, agreements, and understandings, written or oral, with respect to the subject matter contained herein. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an authorized representative of the Company. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This is a Massachusetts contract and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any conflict of laws principles that would result in the application of the laws of any other jurisdiction.
Except as modified by this agreement, the Offer Letter remains in full force and effect, and you remain employed at will.

Sincerely, BIOGEN INC.
/s/ Ginger Gregory
Ginger Gregory
EVP, Human Resources

ACCEPTED AND AGREED:

/s/ Susan H. Alexander
Susan Alexander